Exhibit 10.1

RESTRICTED STOCK GRANT AGREEMENT

THIS RESTRICTED STOCK GRANT AGREEMENT, made as of January 4, 2022 (the "Grant Date"), between CoJax Oil and Gas Corporation, a Virginia corporation (the "Company"), and Jeffrey J. Guzy, a natural person and Chief Executive Officer and director of the Company, (the "Grantee"). Grantee and Company may also be referred to individually as a "party" and collectively as the 'parties."

BACKGROUND:

A.Company has limited cash resources and no revenue-generating operations, but an ongoing need to retain its two senior executive officers, including Grantee.

B.Grantee has rendered significant services to the Company in 2021 with limited compensation, including significant effort to arrange, apply and follow-up with Glendale Security and their efforts with FINRA and the OTC Markets.

C.Company is making this grant of securities in lieu of cash compensation.

For good and valuable consideration, the parties agree as follows:

1. Grant of Restricted Stock. The Company hereby grants ("Grant") to the Grantee an award of TWELVE THOUSAND FIVE HUNDRED (12,500) shares of the Company's Series A Convertible Preferred Stock, $0.01 par value per share ("Shares").  The Shares granted shall be issued in certificate form in the name of the Grantee as soon as reasonably practicable after the Date of Grant and shall be subject to the execution and return of this Agreement by the Grantee to the Company as provided in Section 9 hereof.

2. Restrictions on Transfer. The Shares may not be sold, transferred, or otherwise disposed of and may not be pledged or otherwise hypothecated for one (1) year from the Grant Date, except through an effective registration statement under the Securities Act of 1933, as amended, subject to Section 3 below. This Section 2 does not apply to any "Conversion Shares" (as defined in Section 3 below).

3. Piggyback Registration Rights. (a) If the Company approves for filing a Form S-1 or Form S-3 registration statement under the Securities Act of 1933, as amended, or any successor form,  but excluding any Form S-8 or Form S-4 registration statement ("Registration Statement") for a primary offering of Company Common Stock, $0.01 par value per share, ("Common Stock") from January 4, 2022, through January 4, 2023 ("Rights Period"), then the Company will notify the Grantee of its intent to file the Registration Statement  ("Filing Notice") at least twenty (20) days prior to the filing of the Registration Statement with the Securities and Exchange Commission ("SEC").  Grantee shall have piggyback registration rights for all of the shares of Common Stock issued upon conversion of the Shares ("Conversion Shares"), if any, in respect of and for any Registration Statement filed during the Rights Period with the SEC, but the piggyback registration rights are only exercisable if the Grantee notifies the Company in writing of his election to exercise his piggyback registration rights within ten (10) days after receipt of the Filing Notice ("Election Notice").  If there is a timely received an Election Notice for any Registration Statement filed during the Rights Period, then the Registration Statement will register all of the Shares for possible resell by the Grantee. (b) All fees and expenses incident to the performance of or compliance with this Section 3 by the Company shall be borne by the Company, whether or not any Conversion Shares are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all federal and state registration and filing fees; (ii) legal and accounting fees and costs; (iii) cost of any filings required to be made with any national securities market or national quotation system on which the Common Stock is listed or quoted for public trading (iv) fees and costs of compliance with any applicable state securities or Blue Sky laws; (v) Registration Statement printing expenses (including, without limitation, expenses of printing certificates for registered securities); (vi) messenger, telephone and delivery expenses, (vii) cost of any Securities Act of 1933 liability insurance, if the Company so desires that insurance, and (viii) fees and expenses of all other persons or entities retained by the Company in connection with the consummation of the transactions contemplated by this Section 3.

4. No Right to Continued Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Grantee's employment, nor confer upon the Grantee any right to continuance of employment by the Company or continuance of service as a Company Board of Directors member.

5.Representations of Grantee. Grantee represents to Company as follows: (a) The Shares are being acquired for Grantee's own account, for investment purposes only and with no intent to distribute the Shares.  (b) The Grantee is an "accredited investor" under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, and is sophisticated about the risks of an investment in the Shares and in the Company and oil and gas industry. (c)  Grantee is the founder and senior operations executive of the Company. (d) Grantee is a U.S. Citizen and resident of the Commonwealth of Virginia.  (e) Grantee has invested in securities prior to the Grant and understands the risks of equity investments, whether publicly traded or not. (f) Grantee has had full access to Company business and financial records and has received answers to any questions about the Company and its business and financial affairs from Company Chief Financial Officer and accountants. (g) The Grantee will cooperate in good faith and in a diligent manner with the Company in compliance with federal and state securities laws and regulations in respect to issuance of the Shares under this Agreement.

6. Restricted Securities.  The Shares are "restricted securities" under Rule 144 of the Securities Act of 1933, as amended, and cannot be transferred, sold, assigned, otherwise disposed, pledged, or encumbered without registration under that act and applicable state securities act or an exemption from registration under those laws.

7. Withholding of Taxes. Prior to the delivery to the Grantee (or the Grantee's estate, if applicable) of a stock certificate evidencing the Shares, the Grantee (or the Grantee's estate) shall pay to the Company the federal, state, and local income taxes and other amounts as may be required by law to be withheld by the Company as a result of the grant of the Shares (the "Withholding Tax")

8. Modification of Agreement. This Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties.

9. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

10. Governing Law. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia without giving effect to the conflicts of laws principles thereof.

11. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee's heirs, executors, administrators, and successors.

12. Resolution of Disputes. Any dispute or disagreement or claim which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by a mandatory arbitration conducted in accordance with the commercial arbitration rules of JAMS (www.jamsadr.com).  JAMS arbitration will be conducted before one (1) arbitrator, and any hearing will be in Northern Virginia. Any arbitration award shall be final, binding, and conclusive on the Grantee, the Grantee's heirs, executors, administrators and successors, and the Company and its subsidiaries for all purposes and may be enforced by a court of competent jurisdiction.

13. Entire Agreement. This Agreement constitutes the entire understanding between the Grantee and the Company and supersedes all other agreements, whether written or oral, with respect to the Grant.

14.  Headings. This Agreement's headings are inserted for convenience only and do not constitute a part of this Agreement.

15.  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

16.  Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by reliable overnight delivery service (with proof of service), hand delivery, or by facsimile addressed as follows:

COMPANY:

CoJax Oil and Gas Corp.

3033 Wilson Blvd., Suite E605

Arlington, Virginia 22201

ATTN: Wm. Barrett Wellman

Telephone: 703-408-1268

Email: barrett.wellman@cojaxoilandgas.com

GRANTEE:

Jeffrey J. Guzy

3133 19th Street N

Arlington, Virginia 22201

Telephone:  703-216-8606

Email: jeffrey.guzy@cojaxoilandgas.com

17.  Expenses. Except for Section 3 expenses, each party shall pay the fees and expenses of its advisers, counsel, accountants, and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery, and performance of this Agreement.

18.  Construction.   This Agreement shall be deemed to be jointly drafted by the Company and the Grantee and shall not be construed against any person as the drafter hereof. This Agreement's headings are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

AGREED AND ACCEPTED BY PARTIES ON THE GRANT DATE

CoJax Oil and Gas Corporation, a Virginia corporation

By: Wm. Barrett Wellman

/s/ Wm. Barrett Wellman

Wm. Barrett Wellman, Chief Financial Officer

By: JEFFREY J. GUZY

/s/ Jeffrey J. Guzy

Jeffrey J. Guzy